Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2015 FIRST-QUARTER RESULTS
CHICAGO, IL, April 23, 2015 - GATX Corporation (NYSE:GMT) today reported 2015 first-quarter net income of $62.2 million or $1.39 per diluted share, compared to net income of $42.1 million or $0.90 per diluted share in the first quarter of 2014.
Brian A. Kenney, president and chief executive officer of GATX, said, “Rail North America’s outstanding performance continued in the first quarter. The renewal rate change of GATX’s Lease Price Index (LPI) was a positive 43.2%, and the average renewal term was 59 months. Fleet utilization exceeded 99% at the end of the quarter, and our renewal success rate was nearly 85%. These favorable results were driven by continued strong demand for most railcar types in our fleet.”
Mr. Kenney added, “Consistent with our comments at the beginning of 2015, our existing fleet continues to experience high demand, but new railcar order activity has slowed as our customers assess the impact of low crude-oil prices and impending tank car regulations on their business. As these issues clarify in 2015, we can provide better insight into the medium-term effects on our business.
“Rail International’s performance was consistent with our expectations, and they continue to invest in new railcars despite the uneven European economy. American Steamship Company is experiencing another slow start to its sailing season, as Great Lakes’ ice coverage was extensive through the end of March. The Portfolio Management segment benefitted from increased asset remarketing activity during the quarter, and the Rolls-Royce and Partners Finance affiliates continued to perform well.”
Mr. Kenney concluded, “We continue to expect our 2015 full-year earnings to be in the range of $5.15 to $5.35 per diluted share. Consistent with prior guidance, we have not incorporated any costs related to pending tank car regulations into our earnings estimate.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $105.8 million in the first quarter of 2015, compared to $75.0 million in the first quarter of 2014. The improvement in segment profit was driven by increased asset remarketing income, higher lease rates, and the positive contribution from the boxcar fleet that was acquired at the end of the first quarter of 2014.

At March 31, 2015, Rail North America’s wholly owned fleet comprised approximately 126,000 railcars, including nearly 19,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 99.3% at the end of the first quarter, compared to 99.2% at the end of the prior quarter and 98.5% at the end of the first quarter of 2014. During the first quarter of 2015, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America's fleet, increased 43.2% over the weighted-average expiring lease rate. This compares to a 39.2% increase in the prior quarter and a 33.9% increase in the first quarter of 2014. The average lease renewal term for cars included in the LPI during the first quarter was 59 months, compared to 67 months in the prior quarter and 62 months in the first quarter of 2014.
Rail North America’s investment volume during the first quarter was nearly $130 million. Asset remarketing income was $36.1 million, as the secondary market continues to be very active.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International's segment profit was $21.8 million in the first quarter of 2015, compared to $20.7 million in the first quarter of 2014. Segment profit increased as GATX Rail Europe (GRE) had more cars on lease.
At March 31, 2015, GRE's fleet consisted of more than 22,000 cars and utilization was 95.9%, comparable to the prior quarter and 96.0% at the end of the first quarter of 2014. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported a segment loss of $0.4 million in the first quarter of 2015, compared to a segment loss of $1.2 million in the first quarter of 2014. ASC's operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late March. For the second consecutive year, first-quarter operations have been negatively affected by ice cover on the Great Lakes.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $15.9 million in the first quarter of 2015, compared to $11.9 million in the first quarter of 2014. The increase in quarterly segment profit was primarily due to increased asset remarketing income and higher rates for the inland marine and wholly owned ocean-going vessels compared to the prior-year period.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 115 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2015 first-quarter results. Call details are as follows:
Thursday, April 23rd
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-504-7958
International Dial-In: 1-719-457-2089
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 3681160

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) changes in regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids, (2) competitive factors in our primary markets, (3) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services, (4) inability to maintain our assets on lease at satisfactory rates, (5) changes to, or failure to comply with, laws, rules, and regulations applicable to our assets and operations, (6) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives, (7) financial and operational risks associated with long-term railcar purchase commitments, (8) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs, (9) events having an adverse impact on assets, customers, or regions where we have a large investment, (10) decreased demand for certain railcars used in the petroleum industry due to sustained low crude-oil prices, (11) risks related to international operations and expansion into new geographic markets, (12) inadequate allowances to cover credit losses in our portfolio, (13) asset impairment charges we may be required to recognize, (14) environmental remediation costs or a negative outcome in our pending or threatened litigation, (15) inability to obtain cost-effective insurance, (16) fluctuations in foreign exchange rates, (17) operational and financial risks related to our affiliate investments, (18) reduced opportunities to generate asset remarketing income, (19) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees, and (20) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our form 10-K for the year ended December 31, 2014, and our subsequently filed form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer Van Aken
312-621-6689
jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(4/23/15)
--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31

	2015	2014
Revenues
Lease revenue	$278.3	$250.6
Marine operating revenue	24.2	17.7
Other revenue	17.2	18.3
Total Revenues	319.7	286.6
Expenses
Maintenance expense	78.3	73.1
Marine operating expense	18.9	15.0
Depreciation expense	68.5	58.7
Operating lease expense	20.7	26.9
Other operating expense	7.3	6.6
Selling, general and administrative expense	45.7	42.7
Total Expenses	239.4	223.0
Other Income (Expense)
Net gain on asset dispositions	45.3	28.1
Interest expense, net	(40.9)	(42.0)
Other expense	(4.0)	(3.4)
Income before Income Taxes and Share of Affiliates’ Earnings	80.7	46.3
Income Taxes	(27.0)	(14.1)
Share of Affiliates’ Earnings (net of tax)	8.5	9.9
Net Income	$62.2	$42.1

Share Data
Basic earnings per share	$1.41	$0.92
Average number of common shares	44.1	46.0
Diluted earnings per share	$1.39	$0.90
Average number of common shares and common share equivalents	44.8	46.8
Dividends declared per common share	$0.38	$0.33

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2015	2014
Assets
Cash and Cash Equivalents	$351.4	$209.9
Restricted Cash	15.6	14.5
Receivables
Rent and other receivables	64.1	86.0
Loans	13.4	97.3
Finance leases	175.4	174.7
Less: allowance for losses	(5.6)	(5.7)
	247.3	352.3

Operating Assets and Facilities	8,194.2	8,143.5
Less: allowance for depreciation	(2,434.9)	(2,455.5)
	5,759.3	5,688.0

Investments in Affiliated Companies	359.7	357.7
Goodwill	79.1	86.1
Other Assets	244.0	229.0
Total Assets	$7,056.4	$6,937.5
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$163.8	$165.9
Debt
Commercial paper and borrowings under bank credit facilities	2.8	72.1
Recourse	4,443.8	4,179.9
Nonrecourse	13.7	15.9
Capital lease obligations	5.0	6.3
	4,465.3	4,274.2

Deferred Income Taxes	952.1	937.3
Other Liabilities	192.7	246.1
Total Liabilities	5,773.9	5,623.5
Total Shareholders’ Equity	1,282.5	1,314.0
Total Liabilities and Shareholders’ Equity	$7,056.4	$6,937.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$228.5	$42.1	$1.0	$6.7	$—	$278.3
Marine operating revenue	—	—	7.0	17.2	—	24.2
Other revenue	14.7	1.9	—	0.6	—	17.2
Total Revenues	243.2	44.0	8.0	24.5	—	319.7
Expenses
Maintenance expense	69.2	8.9	0.2	—	—	78.3
Marine operating expense	—	—	6.9	12.0	—	18.9
Depreciation expense	52.3	10.7	—	5.5	—	68.5
Operating lease expense	20.7	—	—	—	—	20.7
Other operating expense	5.5	0.9	—	0.9	—	7.3
Total Expenses	147.7	20.5	7.1	18.4	—	193.7
Other Income (Expense)
Net gain on asset dispositions	36.8	4.9	—	3.6	—	45.3
Interest expense, net	(24.5)	(6.5)	(1.3)	(5.2)	(3.4)	(40.9)
Other expense	(2.2)	—	—	—	(1.8)	(4.0)
Share of affiliates’ earnings (pretax)	0.2	(0.1)	—	11.4	—	11.5
Segment Profit (Loss)	$105.8	$21.8	$(0.4)	$15.9	$(5.2)	$137.9
Selling, general and administrative expense						45.7
Income taxes (includes $3.0 related to affiliates’ earnings)						30.0
Net Income						$62.2
Selected Data:
Investment Volume	$129.8	$41.4	$9.3	$—	$0.4	$180.9
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$35.9	$—	$—	$2.0	$—	$37.9
Residual sharing income	0.2	—	—	1.6	—	1.8
Non-remarketing disposition gains (1)	0.7	5.0	—	—	—	5.7
Asset impairment	—	(0.1)	—	—	—	(0.1)
Total Net Gain on Asset Dispositions	$36.8	$4.9	$—	$3.6	$—	$45.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2014
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$194.9	$47.2	$1.1	$7.4	$—	$250.6
Marine operating revenue	—	—	3.1	14.6	—	17.7
Other revenue	14.6	2.0	—	1.7	—	18.3
Total Revenues	209.5	49.2	4.2	23.7	—	286.6
Expenses
Maintenance expense	61.4	11.5	0.2	—	—	73.1
Marine operating expense	—	—	3.4	11.6	—	15.0
Depreciation expense	41.5	11.7	—	5.5	—	58.7
Operating lease expense	26.9	—	—	—	—	26.9
Other operating expense	4.8	1.4	—	0.4	—	6.6
Total Expenses	134.6	24.6	3.6	17.5	—	180.3
Other Income (Expense)
Net gain (loss) on asset dispositions	24.8	2.4	(0.4)	1.3	—	28.1
Interest expense, net	(24.6)	(6.2)	(1.4)	(6.8)	(3.0)	(42.0)
Other (expense) income	(3.4)	—	—	0.3	(0.3)	(3.4)
Share of affiliates’ earnings (pretax)	3.3	(0.1)	—	10.9	—	14.1
Segment Profit (Loss)	$75.0	$20.7	$(1.2)	$11.9	$(3.3)	$103.1
Selling, general and administrative expense						42.7
Income taxes (includes $4.2 related to affiliates’ earnings)						18.3
Net Income						$42.1
Selected Data:
Investment Volume	$396.0	$39.3	$8.3	$—	$1.9	$445.5
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$21.6	$—	$—	$—	$—	$21.6
Residual sharing income	0.6	—	—	1.2	—	1.8
Non-remarketing disposition gains (1)	2.6	2.4	—	—	—	5.0
Asset impairment	—	—	(0.4)	0.1	—	(0.3)
Total Net Gain on Asset Dispositions	$24.8	$2.4	$(0.4)	$1.3	$—	$28.1

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$4,842.9	$4,929.8	$4,902.2	$4,939.9	$5,057.6
Rail International	1,269.5	1,289.3	1,220.1	1,193.0	1,029.1
ASC	282.2	314.5	304.2	298.3	283.8
Portfolio Management	837.1	842.7	814.2	811.4	792.1
Other	121.6	118.8	118.1	88.3	103.4
Total Assets, excluding cash	$7,353.3	$7,495.1	$7,358.8	$7,330.9	$7,266.0
Capital Structure
Commercial paper and bank credit facilities,
net of unrestricted cash	$(408.8)	$30.3	$(0.2)	$(137.8)	$(348.6)
On-balance-sheet recourse debt	4,310.0	4,033.9	4,081.8	4,179.9	4,443.8
On-balance-sheet nonrecourse debt	70.1	20.5	18.1	15.9	13.7
Off-balance-sheet recourse debt	639.6	642.6	562.9	566.7	527.4
Off-balance-sheet nonrecourse debt	56.5	54.7	52.9	51.1	49.2
Capital lease obligations	7.6	7.6	6.3	6.3	5.0
Total Borrowings, net of unrestricted cash	$4,675.0	$4,789.6	$4,721.8	$4,682.1	$4,690.5
Total Recourse Debt (1)	$4,548.4	$4,714.4	$4,650.8	$4,615.1	$4,627.6
Shareholders’ Equity	$1,423.2	$1,374.4	$1,331.2	$1,314.0	$1,282.5
Recourse Leverage (2)	3.2	3.4	3.5	3.5	3.6
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$7,119.0	$6,921.1	$6,816.3	$6,937.5	$7,056.4
Less: cash	(461.8)	(123.3)	(73.3)	(224.4)	(367.0)
Add off-balance-sheet assets:
Rail North America	680.8	683.2	602.9	606.1	566.1
ASC	15.3	14.1	12.9	11.7	10.5
Total Assets, excluding cash	$7,353.3	$7,495.1	$7,358.8	$7,330.9	$7,266.0

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	33.9%	36.0%	46.9%	39.2%	43.2%
Average renewal term (months)	62	67	68	67	59
Fleet Rollforward (2)
Beginning balance	107,004	106,804	106,894	107,387	107,343
Cars added	486	1,174	958	835	1,013
Cars scrapped	(368)	(387)	(440)	(202)	(261)
Cars sold	(318)	(697)	(25)	(677)	(1,146)
Ending balance	106,804	106,894	107,387	107,343	106,949
Utilization	98.5%	98.6%	98.8%	99.2%	99.3%
Average active railcars	105,287	105,366	105,755	106,569	106,541
Boxcar Fleet
Ending balance	19,630	19,254	19,146	19,021	18,912
Utilization	80.7%	90.7%	91.3%	92.7%	92.8%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	21,836	21,591	21,684	21,960	22,451
Cars added	125	409	481	657	249
Cars scrapped/sold	(370)	(316)	(205)	(166)	(203)
Ending balance	21,591	21,684	21,960	22,451	22,497
Utilization	96.0%	95.6%	95.1%	95.9%	95.9%
Average active railcars	20,913	20,706	20,833	21,111	21,479
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	79.1%	79.1%	79.5%	79.5%	78.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	0.9%	3.2%	3.6%	3.9%	0.3%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.7%	1.4%	1.5%	1.2%	1.8%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	7.1%	7.0%	12.8%	12.7%	0.4%
Production Backlog at Railcar Manufacturers (5)	81,927	99,782	124,437	142,837	138,856
American Steamship Company Statistics
Total Net Tons Carried (millions)	0.4	7.9	11.3	10.9	0.8
 _________
(1) GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures lease rate pricing on renewals within our North American railcar fleet, excluding the boxcar fleet. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).